Exhibit 8.2

355 South Grand Avenue
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com
FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
	Brussels	Orange County
October 12, 2011	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
WNS (Holdings) Limited Queensway House Hilgrove Street St Helier Jersey JE1 1ES Channel Islands	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re:	WNS (Holdings) Limited

Ladies and Gentlemen:

We have acted as special U.S. counsel to WNS (Holdings) Limited, a company incorporated under the laws of Jersey, Channel Islands (the “Company”), in connection with its filing of a Registration Statement on Form F-3 dated October 12, 2011 relating to the registration of certain securities (the “Securities”) of the Company, which incorporates by reference the Company’s Form 20-F for the fiscal year ended March 31, 2011 (collectively, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement. In addition, in our capacity as counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate. We have not independently verified such factual matters.

Based on such facts and subject to the limitations set forth in the Registration Statement, the statements of law or legal conclusions in the Registration Statement under the caption “Taxation—US Federal Income Taxation” constitute the opinion of Latham & Watkins LLP as to the material tax consequences of an investment in the Securities.

We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.

October 12, 2011

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion. Any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

This letter is furnished only to you and is solely for your benefit in connection with the transaction described herein. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Securities), without our prior written consent, which may be granted or withheld in our sole discretion. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the caption “Legal Matters”. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lathams & Watkins LLP